Exhibit 15.1

November 5, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

        We are aware that our report dated November 5, 2004 on our review of interim financial information of Stratus Properties Inc. for the three-months and nine-months ended September 30, 2004 and 2003 and included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, is incorporated by reference in the Company’s Registration Statements on Form S-8 (File Nos. 33-78798, 333-31059, 333-52995 and 333-104288).

Yours very truly,

/s/ PricewaterhouseCoopers LLP